UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 12, 2014, pursuant to the terms of a previously announced Share Purchase Agreement, dated as of July 21, 2014 (the “Purchase Agreement”), by and among ACI Worldwide Corp., a Nebraska corporation (“ACI Corp.”) (a wholly-owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”)), Applied Communications Inc. U.K. Holding Limited, a private limited company registered in England and Wales (“ACI UK”) (an indirect, wholly-owned subsidiary of ACI), Retail Decisions Limited, a private limited company registered in England and Wales (“RDL”), and Cardcast Limited, a private limited company registered in England and Wales (“Cardcast”), ACI Corp. purchased all of the issued and outstanding shares of Retail Decisions, Inc., a New Jersey corporation (“RDI”), from Cardcast and ACI UK purchased all of the issued and outstanding shares of Retail Decisions Europe Limited, a private limited company registered in England and Wales (“RD Europe”), from RDL.

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Credit Facility

As previously disclosed, on November 10, 2011, ACI entered into a credit agreement (as amended prior to August 12, 2014, the “Credit Agreement”) with each of the lenders named therein, Wells Fargo Securities, LLC, RBS Citizens, N.A., Sovereign Bank, N.A. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book- Running Managers, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, governing ACI’s senior secured credit facility (the “credit facility”). On August 12, 2014, the Fifth Amendment to Credit Agreement and Second Amendment to Collateral Agreement, dated August 12, 2014 (the “Fifth Amendment”), by and among ACI, the subsidiary guarantors thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders under the credit facility party thereto, became effective.

The Fifth Amendment, among other things, permits the acquisition of RDI and RD Europe pursuant to the Purchase Agreement (the “Acquisition”) under the credit facility, increases the aggregate amount of permitted intercompany indebtedness between ACI and its subsidiaries that are guarantors under the credit facility and subsidiaries of ACI that are not guarantors under the credit facility from $75.0 million to $225.0 million and increases the amount of unsecured indebtedness permitted under the credit facility from $350.0 million to $500.0 million, in each case subject to the terms of the Credit Agreement, as amended by the Fifth Amendment.

The Credit Agreement, as amended by the Fifth Amendment, requires that, among other things, at any time that loans or letters of credit are outstanding, ACI maintains a maximum consolidated total net leverage ratio of (i) 4.25:1.00 through and including the fiscal quarter ending September 30, 2014, (ii) 4.00:1.00 from the fiscal quarter ending December 31, 2014 through and including the fiscal quarter ending September 30, 2015 and (iii) 3.75:1.00 thereafter, in each case, measured as of the last day of each fiscal quarter.

The Fifth Amendment amends the Collateral Agreement dated November 10, 2011 (as amended prior to August 12, 2014, the “Collateral Agreement”) among ACI, Official Payments Corporation (“OPAY”), the other grantors party thereto and Wells Fargo Bank, National Association, as administrative agent, to release the administrative agent’s security interest in, and lien on, certain property of OPAY.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1, and is incorporated herein by reference.

Incremental Term Loan Facility

On August 12, 2014, ACI entered into the Lender Addition and Acknowledgement Agreement (the “Loan Agreement”) with each of the subsidiary guarantors named therein, each of the incremental term lenders named therein, Wells Fargo Bank, National Association, as administrative agent for the incremental term lenders, and Bank of America, N.A., as lead arranger. The Loan Agreement consists of a $150 million incremental term loan facility (the “Incremental Term Loan Facility”).

On August 12, 2014, ACI borrowed the entire aggregate principal amount of $150 million of incremental term loans under the Incremental Term Loan Facility, the proceeds of which were, among other things, used to fund in part the Acquisition.

The borrowing of the incremental term loans under the Incremental Term Loan Facility was subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of certain specified representations and warranties.

The incremental term loans under the Incremental Term Loan Facility bear interest at a rate per annum equal to the existing term loans outstanding under the credit facility.

The incremental term loans under the Incremental Term Loan Facility will mature on the same date as the existing term loans under the credit facility and will amortize quarterly.

ACI’s obligations with respect to the incremental term loans under the Incremental Term Loan Facility are obligations under the credit facility, which are guaranteed by certain of ACI’s subsidiaries party from time to time to the Subsidiary Guaranty Agreement (as amended from time to time, the “Guaranty”), dated as of November 10, 2011.

ACI’s obligations and the obligations of the guarantors under the Guaranty are secured by first-priority security interests in substantially all assets of ACI and any guarantor, including 100% of the capital stock of each domestic subsidiary of ACI, each domestic subsidiary of any guarantor and 65% of the voting capital stock of each foreign subsidiary of ACI that is directly owned by ACI or a guarantor, in each case subject to certain exclusions set forth in the credit documentation governing the credit facility.

The incremental term loans under the Incremental Term Loan Facility are subject to the terms and provisions set forth in the Credit Agreement, as amended by the Fifth Amendment, which include negative covenants that, among other things and subject to certain exceptions, restrict ACI’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	create restrictions on the payment of dividends or other distributions by subsidiaries;

•	make investments, loans, advances and acquisitions;

•	merge, amalgamate or sell assets, including equity interests of the subsidiaries;

•	enter into sale and leaseback transactions;

•	engage in transactions with affiliates;

•	enter into new lines of business; and

•	enter into amendments of or waivers under subordinated indebtedness, organizational documents and certain other material agreements.

The incremental term loans under the Incremental Term Loan Facility are also subject to the affirmative covenants and events of default contained in the Credit Agreement, as amended by the Fifth Amendment. If an event of default, as specified in the Credit Agreement, as amended by the Fifth Amendment, shall occur and be continuing, ACI may be required to repay all amounts outstanding under the Incremental Term Loan Facility.

The foregoing summary of the Incremental Term Loan Facility does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Loan Agreement, which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 12, 2014, pursuant to the terms of the Purchase Agreement, ACI Corp. purchased all of the issued and outstanding shares of RDI from Cardcast and ACI UK purchased all of the issued and outstanding shares of RD Europe from RDL for aggregate consideration of $205 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On August 12, 2014, ACI issued a press release announcing that ACI Corp. and ACI UK have completed their acquisitions of all of the issued and outstanding shares of Retail Decisions, Inc. and Retail Decisions Europe Limited. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Financial Statements of Business Acquired.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

10.1	Fifth Amendment to Credit Agreement and Second Amendment to Collateral Agreement, dated August 12, 2014, among ACI Worldwide, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., as lead arranger.

10.2	Lender Addition and Acknowledgement Agreement, dated August 12, 2014, by and among ACI Worldwide, Inc., the subsidiary guarantors party thereto, the incremental term lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., as lead arranger.

99.1	Press Release, dated August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: August 18, 2014	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement and Second Amendment to Collateral Agreement, dated August 12, 2014, among ACI Worldwide, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., as lead arranger.

10.2	Lender Addition and Acknowledgement Agreement, dated August 12, 2014, by and among ACI Worldwide, Inc., the subsidiary guarantors party thereto, the incremental term lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., as lead arranger.

99.1	Press Release, dated August 12, 2014.